UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2026

HUB GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27754	36-4007085
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2001 Hub Group Way Oak Brook, Illinois	60523
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (630) 271-3600

NOT APPLICABLE

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	HUBG	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Hub Group, Inc. (the “Company”) previously reported in a Current Report on Form 8-K filed on June 2, 2026 (the “Original Filing”) that Todd Heeter had been appointed to serve as interim Chief Financial Officer and Treasurer of the Company, effective May 28, 2026, replacing Kevin Beth, who departed the Company on May 27, 2026.

The Company hereby amends Item 5.02 of the Original Filing to include the following information.

In connection with his departure from the Company, on June 24, 2026, the Company entered into a separation agreement (the “Separation Agreement”) with Mr. Beth. Pursuant to the Separation Agreement, Mr. Beth has agreed to provide certain transition services to the Company, in an advisory, non-executive capacity, for a period of six months following the date of his separation (the “Separation Date”), unless earlier terminated by the Company for Cause (as defined in the Separation Agreement) (such period, the “Transition Period”). During the Transition Period, Mr. Beth will be entitled to receive (a) cash compensation at a monthly rate of $45,688 (which monthly fee will be prorated for any partial months) and (b) COBRA continuation benefits. Additionally, all of Mr. Beth’s outstanding and unvested time-vesting restricted stock awards will remain outstanding and eligible to continue to vest during the Transition Period pursuant to the vesting schedules set forth in the respective award agreements.

Under the Separation Agreement, Mr. Beth will be entitled to receive the following severance benefits at the end of the Transition Period, subject to his (a) timely execution, re-execution and non-revocation of a general release of claims in favor of the Company included in the Separation Agreement and (b) continued compliance with the Separation Agreement (including the restrictive covenants contained therein), including: (1) a lump sum cash payment (minus applicable taxes and withholdings) equal to three months of his base salary, (2) COBRA continuation benefits for six months following the end of the Transition Period, (3) pro-rata vesting of time-vesting restricted stock awards that are outstanding and unvested at the end of the Transition Period, (4) outplacement services and (5) access to one executive physical examination following the Separation Date (but during the 2026 calendar year).

The foregoing description of the terms of the Separation Agreement does not purport to be complete and is qualified in its entirety by the full text of the Separation Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Other than the preceding disclosure, no other disclosure included in the Original Filing is being amended by this Form 8-K/A.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Separation Agreement and General Release, dated June 24, 2026, by and between Hub Group, Inc. and Kevin Beth.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hub Group, Inc.
Date: June 26, 2026

	By:	/s/ Eric A. Braun
	Name:	Eric A. Braun
	Title:	Executive Vice President, Chief Legal Officer and Corporate Secretary